UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2013

Crumbs Bake Shop, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Executive Officer.

On March 1, 2013, the Board of Directors of Crumbs Bake Shop, Inc. (“CBS”) appointed Eric Wesolowski to serve as the Chief Operating Officer of CBS. Mr. Wesolowski, age 43, has served as the Chief Operating Officer of CBS’s subsidiary, Crumbs Holdings LLC (“Holdings”), since November 5, 2012. Prior to his service with Holdings, Mr. Wesolowski served as the President of Ecko Direct LLC starting in May 2007, where he was responsible for the daily operations of the retail division of Marc Ecko Enterprises, a global fashion and lifestyle company, and, starting in 2011, he also served as the Chief Operating Officer of Marc Ecko Enterprises. For 16 years prior to that, Mr. Wesolowski held various management positions, including Senior Vice President, Operations, at Aeropostale, a mall-based specialty retailer.

Mr. Wesolowski will not receive any remuneration from CBS for serving at its Chief Operating Officer. The terms of his at-will employment with Holdings provide that Mr. Wesolowski is entitled to receive an annual salary of $200,000, a one-time inducement bonus in the amount of $20,000 that must be repaid if his employment is terminated prior to his first anniversary, a one-time grant of 25,000 shares of restricted stock under CBS’ Equity Incentive Plan that will vest over three years, and employee benefits comparable to those provided to other senior officers of CBS and Holdings, including participation in CBS’ bonus plans and 20 days of paid time off.

Neither Mr. Wesolowski nor any of his affiliates has been or is subject to a transaction required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

(e)	Amendment of Material Compensatory Plans.

On March 1, 2013, the Compensation Committee of the Board of Directors of CBS amended and restated (i) the Crumbs Bake Shop, Inc. Long-Term Incentive Plan (the “Long-Term Plan”) and (ii) the Crumbs Bake Shop, Inc. Employee Pay-For-Performance Bonus Plan (the “Employee Bonus Plan”).

The material terms of the Long-Term Plan and the Employee Bonus Plan were summarized in CBS’ Current Report on Form 8-K that was filed with the Securities and Exchange Commission on February 15, 2012. Each plan was amended and restated to ensure that it accurately reflects the manner in which the plan has been administered by the Compensation Committee by specifying that the range of award opportunities will be established by the Compensation Committee prior to the end of the first quarter of each plan year, rather than before the end of the prior year, and to clarify certain ambiguous provisions relating to the administration of the plan, eligibility for participation, and the calculation of awards. In addition, each plan was amended to ensure compliance with The NASDAQ Stock Market Rules by specifying that the Compensation Committee is solely responsible for making decisions with respect to awards that may be paid to CBS’ executive officers.

In connection with the amendment and restatement of each plan, the Compensation Committee also established the range of award opportunities and goals for 2013, which remain unchanged from 2012 and are set forth in Appendix A to each plan document. A copy of the Long-Term Plan, as amended and restated, is attached hereto as Exhibit 99.1 and incorporated herein by reference, and a copy of the Employee Bonus Plan, as amended and restated, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: March 5, 2013	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief
Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Crumbs Bake Shop, Inc. Amended and Restated Long-Term Incentive Plan (filed herewith).

99.2	Crumbs Bake Shop, Inc. Amended and Restated Employee Pay-For-Performance Bonus Plan (filed herewith).